Exhibit 99

THE MIDLAND COMPANY

7000 MIDLAND BOULEVARD

AMELIA, OHIO 45102-2607

(513) 943-7100

MAILING ADDRESS

P.O BOX 1256

CINCINNATI, OHIO 45201

For Immediate Release	January 18, 2007

Contact:

W. Todd Gray, Executive Vice President and CFO

(513) 943-7100

The Midland Company Anticipates Strong Fourth-Quarter and Record Full-Year Results

•	Anticipates Fourth-Quarter Earnings Per Share in $1.03 to $1.07 Range

•	Anticipates Record Full-Year Earnings Per Share in $3.56 to $3.60 Range

•	Expects Double-Digit Property and Casualty Premium Growth for Quarter and Full Year

•	Provides Outlook for 2007

Cincinnati, Ohio, January 18, 2007 — The Midland Company (Nasdaq: MLAN), a highly focused provider of specialty insurance products and services, today announced that it anticipates reporting strong fourth-quarter earnings and record setting full-year results. Based on preliminary data, the company is anticipating net income for the fourth quarter 2006 in the range of $20.3 million to $21.1 million, or $1.03 to $1.07 on a per share basis. This compares to fourth-quarter 2005 net income of $20.0 million, or $1.03 per share. All per share amounts are on an after-tax diluted basis.

Net income before realized capital gains* for the quarter is anticipated to be in the range of 93 cents to 97 cents per share. This compares to net income before realized capital gains* for the fourth quarter of 2005 of $1.00 per share. The company believes that this non-GAAP financial measure provides a clearer picture of the underlying operating activities than the GAAP measure of net income, as it removes potential issues such as timing of investment gains (or losses) and allows readers to individually assess these components of net income.

John W. Hayden, Midland president and chief executive officer said, “We are pleased with our anticipated fourth quarter earnings. These outstanding results were driven by strong non-catastrophe underwriting profits. We are expecting to report a solid fourth quarter non-catastrophe combined ratio that will likely be just a few percentage points above the exceptionally low 83.7% we reported in last year’s fourth quarter.

“We are equally pleased with our fourth quarter property and casualty written premiums which are expected to grow over ten percent from the year ago level. This tremendous result is attributable to growth across our broad specialty product offerings, most notably in our mortgage fire, site-built dwelling and excess and surplus product lines.”

Hayden continued, “We expect record full-year results to be in the range of $3.56 to $3.60 per share. This compares to $3.37 per share, the prior record set in 2005. Net income before realized capital gains* for the full year is also anticipated to come in at a record level in the range of $3.28 to $3.32 per share. This compares to the previous record of $3.16 per share in 2005.

The Midland Company Anticipates Strong Fourth-Quarter and Record Full-Year Results

January 18, 2007

“We are pleased to be able to report record results again this year, coming on the heels of our previous record results posted in 2005. Throughout 2006 we continued to successfully execute our profit strategies, maintaining underwriting discipline and rate adequacy. Our ability to continually produce strong non-catastrophe underwriting results demonstrates that our specialty property and casualty products are well positioned. We continue to assert our leadership position in the specialty P&C marketplace,” Hayden said.

2007 Outlook

“The well established fundamental profitability of our specialty property and casualty product lines gives us great confidence as we move forward into 2007. We are anticipating a full year 2007 property and casualty combined ratio in the range of 93.0 percent to 94.5 percent, assuming normal weather patterns, of course,” Hayden said. “Based on these levels of underwriting profit, we anticipate full-year 2007 (diluted) earnings per share in the range of $3.25 to $3.55, assuming no net realized capital gains or losses.

“With respect to the top-line, we look for our positive premium momentum to carry on into 2007. That said, however, we must be very deliberate in managing our exposures in coastal territories given the unprecedented insurance market volatility these areas are experiencing. Our focus, as always, will be on achieving long-term profitable growth. All said, we should exceed industry expectations for growth as we anticipate mid to high-single digit premium growth (on a percentage basis) in 2007, over the 2006 levels.”

Upcoming Conference Call

The company will further discuss its 2006 results and 2007 outlook in its quarterly conference call on February 15, 2007 at 1:30 p.m. (EST).

About the Company

Midland, which is headquartered in Cincinnati, Ohio, is a provider of specialty insurance products and services through its wholly owned subsidiary, American Modern Insurance Group, which accounts for approximately 95 percent of Midland’s consolidated revenue. American Modern specializes in writing physical damage insurance and related coverages on manufactured housing and has expanded to other specialty insurance products including coverage for site-built homes, motorcycles, watercraft, snowmobiles, recreational vehicles, physical damage on long-haul trucks, extended service contracts, excess and surplus lines coverages, credit life and related products as well as collateral protection and mortgage fire products sold to financial institutions and their customers. Midland also owns a niche transportation business, M/G Transport Group, which operates a fleet of dry cargo barges for the movement of dry bulk commodities on the inland waterways. Midland’s common stock is traded on the Nasdaq Global Select Market under the symbol MLAN. Additional information on the company can be found on the Internet at www.midlandcompany.com.

*Non-GAAP Measure and Reconciliation to GAAP Measure

Net income before realized capital gains is a non-GAAP measure. Items excluded from this measure are significant components in understanding and assessing financial performance. The company believes that this non-GAAP financial measure provides a clearer picture of the underlying operating activities than the GAAP measure of net income, as it removes potential issues such as timing of investment gains (or losses) and allows readers to individually assess these components of net income.

Reconciliation to GAAP:

	Fourth Quarter
	2006 Estimated Range		2005 Actual
Per Share Amounts (After-Tax, Diluted):
Net Income Before Realized Capital Gains	$0.93	$0.97	$1.00
Net Realized Capital Gains	0.10	0.10	0.03

Net Income (GAAP)	$1.03	$1.07	$1.03

The Midland Company Anticipates Strong Fourth-Quarter and Record Full-Year Results

January 18, 2007

	Full Year
	2006 Estimated Range		2005 Actual
Per Share Amounts (After-Tax, Diluted):
Net Income Before Realized Capital Gains	$3.28	$3.32	$3.16
Net Realized Capital Gains	0.28	0.28	0.21

Net Income (GAAP)	$3.56	$3.60	$3.37

Forward Looking Statements Disclosure

Certain statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include certain discussions relating to underwriting, premium and investment income volume, business strategies, profitability and business relationships, as well as any other statements concerning the year 2006 and beyond. The forward-looking statements involve risks, uncertainties and other factors that may cause results to differ materially from those anticipated in those statements. Factors that might cause results to differ from those anticipated include, without limitation, adverse weather conditions, changes in underwriting results affected by adverse economic conditions, fluctuations in the investment markets, changes in the retail marketplace, changes in the laws or regulations affecting the operations of the company or its subsidiaries, changes in the business tactics or strategies of the company, its subsidiaries or its current or anticipated business partners, the financial condition of the company’s business partners, acquisitions or divestitures, changes in market forces, litigation and the other risk factors that have been identified in the company’s filings with the SEC, any one of which might materially affect the operations of the company or its subsidiaries. Any forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.